EXHIBIT 9(IV)(A) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

                                 Amendment No. 1
                                       to
                        Administrative Services Agreement
                              dated August 1, 1994
                                     between
               Regions Funds and Federated Administrative Services


      The Administrative Services Agreement by and between the Regions Funds and Federated Administrative Services, dated August 1, 1994, is hereby amended as follows:

Section 6 is deleted in its entirety and replaced with the following:

6.    DURATION AND TERMINATION.

(a) The term of this Agreement shall extend until December 31, 2001.

(b) Upon expiration of any term, this Agreement shall be automatically renewed each year for an additional term of one year, unless notice of termination has been delivered by either party to the other no less than ninety days prior to the beginning of any such additional term.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names and on their behalf by and through their duly authorized officers as of August 20, 1998.


                                    Regions Funds

                                    By:  /S/ CHARLES L. DAVIS, JR.
                                    Charles L. Davis, Jr.
                                    Vice President

                                    Federated Administrative Services

                                    By:  /S/ GAIL CAGNEY
                                    Gail Cagney
                                    Vice President